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                                  EXHIBIT 21.1

                            NETWORKS ASSOCIATES, INC.
                 Consolidated Subsidiaries at December 31, 2000

1.       Network Associates, GmbH
2.       Network Associates, S.A.
3.       Network Associates, S.r.l.
4.       Network Associates, A.G.
5.       Network Associates International, B.V.
6.       Network Associates Software Development GmbH
7.       Network Associates International, Ltd.
8.       Network Associates Canada Ltd.
9.       NA Combination Company, Inc.
10.      Networks Associates Technology, Inc.
11.      Network Associates Holding Company, Inc.
12.      Nihon Network Associates K.K.
13.      Network Associates Australia Pty. Ltd.
14.      Network Associates (Hong Kong) Ltd.
15.      Network Associates Software (Singapore) Pte Ltd.
16.      Network Associates (NS) ULC
17.      Network Associates FSA (NS) ULC
18.      Network General Barbados, Inc.
19.      Network Associates Do Brazil Ltda
20.      Network Associates Software de Mexico S.A. de C.V.
21.      Network General Canada, Ltd
22.      Network Associates N.V.
23.      Network Associates International Holdings BV
24.      Network General Italy SARL
25.      Network Associates, S.A.
26.      McAfee.Com Corporation
27.      Network Associates (Israel) Limited
28.      Dr Solomon's Ltd.
29.      Network Associates (Denmark) ApS
30.      NA NetTools Holding Company
31.      NetTools Company Ltd.
32.      Net Tools Network Associates (Pty) Ltd.
33.      NA Network Associates OY
34.      Dr Solomon's Group Ltd.
35.      Dr. Solomon's Software Ltd.
36.      Dr Solomon's Software, Inc.
37.      QA Information Security Holding AB
38.      Network Associates N.A. AB
39.      Network Associates N.A. Sweden AB
40.      QA Information Security OY
41.      McAfee.com Ltd.
42.      myCIO.com, Inc.
43.      myCIO.com Canada Corporation
44.      Net Tools, Inc.
45.      CyberMedia, Inc.
46.      Network Associates Hong Kong Ltd., Beijing R.O.
47.      Network Associates Software (Singapore) Pte Ltd., Philippines R.O.


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48.      Dr. Solomon's Ltd.
49.      McAfee.com Delaware Holding I
50.      McAfee.com Delaware Holding II
51.      McAfee.com Canada Corporation
52.      McAfee.com Canada Corporation (NS ULC)
53.      McAfee.com International Ltd.
54.      CSB Consulenzia Software di Base Srl
55.      TuFans, Inc.


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